news release

FOR RELEASE AT 5:15 AM CT	EXHIBIT 99.1
AUGUST 1, 2025
Chevron Reports Second Quarter 2025 Results
•Reported earnings of $2.5 billion; adjusted earnings of $3.1 billion
•Record production; 1 million BOE per day in the Permian Basin
•Returned $5.5 billion cash to shareholders; 13 straight quarters of over $5 billion
•Completed acquisition of Hess Corporation in July
HOUSTON, Texas, August 1, 2025 – Chevron Corporation (NYSE: CVX) reported earnings of $2.5 billion ($1.45 per share - diluted) for second quarter 2025, compared with $4.4 billion ($2.43 per share - diluted) in second quarter 2024. Included in the quarter was a net loss of $215 million related to the fair value measurement of Hess Corporation shares, and company pension curtailment costs, partly offset by a gain on the sale of certain non-operated U.S. pipeline assets. Foreign currency effects decreased earnings by $348 million. Adjusted earnings of $3.1 billion ($1.77 per share - diluted) in second quarter 2025 compared to adjusted earnings of $4.7 billion ($2.55 per share - diluted) in second quarter 2024. See Attachment 4 for a reconciliation of adjusted earnings.

Earnings & Cash Flow Summary

					YTD
	Unit	2Q 2025	1Q 2025	2Q 2024	2025	2024
Total Earnings / (Loss)	$ MM	$2,490	$3,500	$4,434	$5,990	$9,935
Upstream	$ MM	$2,727	$3,758	$4,470	$6,485	$9,709
Downstream	$ MM	$737	$325	$597	$1,062	$1,380
All Other	$ MM	$(974)	$(583)	$(633)	$(1,557)	$(1,154)
Earnings Per Share - Diluted	$/Share	$1.45	$2.00	$2.43	$3.45	$5.40
Adjusted Earnings (1)	$ MM	$3,053	$3,813	$4,677	$6,866	$10,093
Adjusted Earnings Per Share - Diluted (1)	$/Share	$1.77	$2.18	$2.55	$3.95	$5.48
Cash Flow From Operations (CFFO)	$ B	$8.6	$5.2	$6.3	$13.8	$13.1
CFFO Excluding Working Capital (1)	$ B	$8.3	$7.6	$8.7	$15.9	$16.7
(1) See non-GAAP reconciliation in attachments
“Second quarter results reflect continued strong execution, record production, and exceptional cash generation,” said Mike Wirth, Chevron’s chairman and chief executive officer. Permian Basin production increased to 1 million barrels of oil equivalent per day, and U.S. and worldwide production hit new company records. Cash flow from operations, at similar commodity prices, was one of the highest in company history.
“The completion of the Hess acquisition further strengthens our diversified portfolio and positions us to extend our production and free cash flow growth profile well into the next
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decade.” The addition of Hess’s high-quality assets, including those in Guyana, the U.S. Bakken, and the Gulf of America, creates one of the most advantaged and differentiated portfolios in the industry.
Financial and Business Highlights

					YTD
	Unit	2Q 2025	1Q 2025	2Q 2024	2025	2024
Return on Capital Employed (ROCE)%		6.2%	8.3%	9.9%	7.3%	11.1%
Capital Expenditures (Capex)	$ B	$3.7	$3.9	$4.0	$7.6	$8.1
Affiliate Capex	$ B	$0.4	$0.5	$0.6	$0.9	$1.2
Free Cash Flow (1)	$ B	$4.9	$1.3	$2.3	$6.1	$5.1
Adjusted Free Cash Flow (1)	$ B	$4.9	$4.2	$4.8	$9.1	$8.7
Debt Ratio (end of period)%		16.8%	16.6%	12.7%	16.8%	12.7%
Net Debt Ratio (1) (end of period)%		14.8%	14.4%	10.7%	14.8%	10.7%
Net Oil-Equivalent Production	MBOED	3,396	3,353	3,292	3,374	3,319
(1) See non-GAAP reconciliation in attachments
Financial Highlights
•Reported earnings decreased compared to last year primarily due to lower crude oil prices, lower income from upstream and downstream equity affiliates and an unfavorable fair value adjustment for Hess shares.
•Worldwide and U.S. net oil-equivalent production set quarterly records. Worldwide production was up from a year ago as growth at the company’s Tengizchevroil (TCO) affiliate (34 percent), in the Gulf of America (22 percent), and in the Permian Basin (14 percent) more than offset the impacts of asset sales. Permian Basin production increased to 1 million BOE per day in the second quarter.
•Capex in the second quarter of 2025 was lower than last year as the inorganic acquisition of lithium acreage was more than offset by lower spend in downstream. Affiliate capex was down primarily due to lower spend at TCO.
•Cash flow from operations was higher than a year ago mainly due to absence of prior year working capital outflows and higher cash distributions from TCO.
•The company returned $5.5 billion of cash to shareholders during the quarter, including share repurchases of $2.6 billion and dividends of $2.9 billion.
•The company’s Board of Directors declared a quarterly dividend of one dollar and seventy-one cents ($1.71) per share, payable September 10, 2025, to all holders of common stock as shown on the transfer records of the corporation at the close of business on August 19, 2025.
Business Highlights and Milestones
•Completed the acquisition of Hess Corporation in July after a favorable arbitration outcome related to Hess’s offshore Guyana asset.
•Entered U.S. lithium sector by acquiring ~125,000 net acres in the Smackover Formation in Northeast Texas and Southwest Arkansas for direct lithium extraction.
•Winning bidder on 9 blocks in Brazil and 2 blocks in Egypt in the auctions for offshore exploration licenses.

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•Started production from the Geismar renewable diesel plant in Louisiana, after increasing plant capacity from 7,000 to 22,000 barrels per day.
•Entered long-term contracts to purchase liquefied natural gas (LNG), bringing Chevron’s total U.S. Gulf Coast LNG offtake capacity to 7 million tonnes per year, further strengthening the company’s global gas and LNG value chain.
•Effective July 1, began implementing a simplified organizational structure designed to realize greater efficiencies through standardization and centralization.
Segment Highlights
Upstream

					YTD
U.S. Upstream	Unit	2Q 2025	1Q 2025	2Q 2024	2025	2024
Earnings / (Loss)	$ MM	$1,418	$1,858	$2,161	$3,276	$4,236
Net Oil-Equivalent Production	MBOED	1,695	1,636	1,572	1,666	1,573
Liquids Production	MBD	1,218	1,159	1,132	1,189	1,131
Natural Gas Production	MMCFD	2,864	2,859	2,643	2,861	2,650
Liquids Realization	$/BBL	$47.77	$55.26	$59.85	$51.40	$58.61
Natural Gas Realization	$/MCF	$1.75	$2.50	$0.76	$2.12	$1.00
•U.S. upstream earnings were lower than the year-ago period primarily due to lower liquids realizations, higher depreciation, depletion and amortization and higher operating expenses, partly offset by higher sales volumes, higher natural gas realizations, and a gain on the sale of certain non-operated U.S. pipeline assets.
•U.S. net oil-equivalent production was up 123,000 barrels per day from a year earlier primarily due to higher production in the Permian Basin and Gulf of America, partly offset by lower production in the Rockies.

					YTD
International Upstream	Unit	2Q 2025	1Q 2025	2Q 2024	2025	2024
Earnings / (Loss) (1)	$ MM	$1,309	$1,900	$2,309	$3,209	$5,473
Net Oil-Equivalent Production	MBOED	1,701	1,717	1,720	1,708	1,746
Liquids Production	MBD	850	822	823	836	831
Natural Gas Production	MMCFD	5,099	5,371	5,378	5,235	5,494
Liquids Realization	$/BBL	$58.88	$67.69	$74.92	$63.12	$73.73
Natural Gas Realization	$/MCF	$7.20	$7.12	$6.86	$7.16	$7.06
(1) Includes foreign currency effects	$ MM	$(236)	$(136)	$(237)	$(372)	$(215)
•International upstream earnings were lower than a year ago primarily due to lower affiliate earnings at TCO, largely due to higher depreciation, depletion and amortization and lower realizations, partly offset by higher sales volumes following Future Growth Project (FGP) start-up. Lower liftings following asset sales and lower liquids realizations also reduced earnings, which were partly offset by lower operating expenses, mainly from asset sales.

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•Net oil-equivalent production during the quarter was down 19,000 barrels per day from a year earlier primarily due to asset sales in Canada and Republic of Congo, partly offset by higher production in Kazakhstan as FGP at TCO reached nameplate capacity.
Downstream

					YTD
U.S. Downstream	Unit	2Q 2025	1Q 2025	2Q 2024	2025	2024
Earnings / (Loss)	$ MM	$404	$103	$280	$507	$733
Refinery Crude Unit Inputs	MBD	1,051	1,018	900	1,034	889
Refined Product Sales	MBD	1,381	1,293	1,327	1,337	1,288
•U.S. downstream earnings were higher than the year-ago period primarily due to higher margins on refined product sales and lower operating expenses, partly offset by lower earnings from the 50 percent-owned Chevron Phillips Chemical Company.
•Refinery crude unit inputs increased 17 percent from the year-ago period primarily due to improved operational availability at the El Segundo, California refinery, the absence of the prior year turnaround at the Pascagoula, Mississippi refinery, and increased capacity at the Pasadena, Texas refinery upon completion of the Light Tight Oil project.
•Refined product sales increased 4 percent compared to the year-ago period primarily due to higher demand for jet fuel and gasoline.

					YTD
International Downstream	Unit	2Q 2025	1Q 2025	2Q 2024	2025	2024
Earnings / (Loss) (1)	$ MM	$333	$222	$317	$555	$647
Refinery Crude Unit Inputs	MBD	661	618	650	640	651
Refined Product Sales	MBD	1,473	1,398	1,485	1,436	1,457
(1) Includes foreign currency effects	$ MM	$(102)	$3	$(1)	$(99)	$55
•International downstream earnings were higher than a year ago primarily due to higher margins on refined product sales, partly offset by unfavorable foreign currency effects and unfavorable tax impacts.
•Refinery crude unit inputs increased 2 percent from the year-ago period.
•Refined product sales decreased 1 percent from the year-ago period.
All Other

					YTD
All Other	Unit	2Q 2025	1Q 2025	2Q 2024	2025	2024
Net charges (1)	$ MM	$(974)	$(583)	$(633)	$(1,557)	$(1,154)
(1) Includes foreign currency effects	$ MM	$(10)	$(5)	$(5)	$(15)	$2
•All Other consists of worldwide cash management and debt financing activities, corporate administrative functions, insurance operations, real estate activities and technology companies.
•Net charges increased compared to a year ago primarily due to an unfavorable fair market valuation adjustment for Hess shares, higher interest expense and pension curtailment costs, partly offset by the absence of prior year unfavorable tax effects.

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Chevron is one of the world’s leading integrated energy companies. We believe affordable, reliable and ever-cleaner energy is essential to enabling human progress. Chevron produces crude oil and natural gas; manufactures transportation fuels, lubricants, petrochemicals and additives; and develops technologies that enhance our business and the industry. We aim to grow our oil and gas business, lower the carbon intensity of our operations and grow new businesses in renewable fuels, carbon capture and offsets, hydrogen, power generation for data centers, and emerging technologies. More information about Chevron is available at www.chevron.com.
# # #
Contact: Randy Stuart -- +1 713-283-8609

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NOTICE
Chevron’s discussion of second quarter 2025 earnings with security analysts will take place on Friday, August 1, 2025, at 10:00 a.m. CT. A webcast of the meeting will be available in a listen-only mode to individual investors, media, and other interested parties on Chevron’s website at www.chevron.com under the “Investors” section. Prepared remarks for today’s call, additional financial and operating information and other complementary materials will be available prior to the call at approximately 5:30 a.m. CT and located under “Events and Presentations” in the “Investors” section on the Chevron website. Chevron also publishes a “Sensitivities and Forward Guidance” document with consolidated guidance and sensitivities that is updated quarterly and posted to the Chevron website the month prior to earnings calls.
As used in this news release, the term “Chevron” and such terms as “the company,” “the corporation,” “our,” “we,” “us” and “its” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or to all of them taken as a whole. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs. Structural cost reductions describe decreases in operating expenses from operational efficiencies, divestments, and other cost saving measures that are expected to be sustainable compared with 2024 levels.
Please visit Chevron’s website and Investor Relations page at www.chevron.com and www.chevron.com/investors, LinkedIn: www.linkedin.com/company/chevron, X: @Chevron, Facebook: www.facebook.com/chevron, and Instagram: www.instagram.com/chevron, where Chevron often discloses important information about the company, its business, and its results of operations.
Non-GAAP Financial Measures - This news release includes adjusted earnings/(loss), which reflect earnings or losses excluding significant non-operational items including impairment charges, write-offs, decommissioning obligations from previously sold assets, severance costs, gains on asset sales, legal reserves for ceased operations, fair value adjustments for investments in equity securities, unusual tax items, effects of pension settlements and curtailments, foreign currency effects and other special items. We believe it is useful for investors to consider this measure in comparing the underlying performance of our business across periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss) as prepared in accordance with U.S. GAAP. A reconciliation to net income (loss) attributable to Chevron Corporation is shown in Attachment 4.
This news release also includes cash flow from operations excluding working capital, free cash flow and adjusted free cash flow. Cash flow from operations excluding working capital is defined as net cash provided by operating activities less net changes in operating working capital, and represents cash generated by operating activities excluding the timing impacts of working capital. Free cash flow is defined as net cash provided by operating activities less capital expenditures and generally represents the cash available to creditors and investors after investing in the business. Adjusted free cash flow is defined as free cash flow excluding working capital plus proceeds and deposits related to asset sales and returns of investments plus net repayment (borrowing) of loans by equity affiliates and generally represents the cash available to creditors and investors after investing in the business excluding the timing impacts of working capital. The company believes these measures are useful to monitor the financial health of the company and its performance over time. Reconciliations of cash flow from operations excluding working capital, free cash flow and adjusted free cash flow are shown in Attachment 3.
This news release also includes net debt ratio. Net debt ratio is defined as total debt less cash and cash equivalents, time deposits and marketable securities as a percentage of total debt less cash and cash equivalents, time deposits and marketable securities, plus Chevron Corporation stockholders’ equity, which indicates the company’s leverage, net of its cash balances. The company believes this measure is useful to monitor the strength of the company’s balance sheet. A reconciliation of net debt ratio is shown in Attachment 2.

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CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This news release contains forward-looking statements relating to Chevron’s operations, assets and strategy that are based on management’s current expectations, estimates, and projections about the petroleum, chemicals, and other energy-related industries. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “design,” “enable,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “trajectory,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “future,” “aspires” and similar expressions, and variations or negatives of these words, are intended to identify such forward-looking statements, but not all forward-looking statements include such words. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties and other factors, many of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing crude oil and natural gas prices and demand for the company’s products, and production curtailments due to market conditions; crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; technological advancements; changes to government policies in the countries in which the company operates; public health crises, such as pandemics and epidemics, and any related government policies and actions; disruptions in the company’s global supply chain, including supply chain constraints and escalation of the cost of goods and services; changing economic, regulatory and political environments in the various countries in which the company operates; general domestic and international economic, market and political conditions, including the conflict between Russia and Ukraine, the conflict in the Middle East and the global response to these hostilities; changing refining, marketing and chemicals margins; the company’s ability to realize anticipated cost savings and efficiencies associated with enterprise structural cost reduction initiatives; actions of competitors or regulators; timing of exploration expenses; changes in projected future cash flows; timing of crude oil liftings; uncertainties about the estimated quantities of crude oil, natural gas liquids and natural gas reserves; the competitiveness of alternate-energy sources or product substitutes; pace and scale of the development of large carbon capture and offset markets; the results of operations and financial condition of the company’s suppliers, vendors, partners and equity affiliates; the inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the company’s operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the company’s control; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant operational, investment or product changes undertaken or required by existing or future environmental statutes and regulations, including international agreements and national or regional legislation and regulatory measures related to greenhouse gas emissions and climate change; the potential liability resulting from pending or future litigation; the company’s ability to successfully integrate the operations of the company and Hess Corporation and achieve the anticipated benefits and projected synergies from the transaction; the company’s future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions; the potential for gains and losses from asset dispositions or impairments; government mandated sales, divestitures, recapitalizations, taxes and tax audits, tariffs, sanctions, changes in fiscal terms or restrictions on scope of company operations; foreign currency movements compared with the U.S. dollar; higher inflation and related impacts; material reductions in corporate liquidity and access to debt markets; changes to the company’s capital allocation strategies; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; the company’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and the factors set forth under the heading “Risk Factors” on pages 20 through 27 of the company’s 2024 Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

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CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 1
(Millions of Dollars, Except Per-Share Amounts)
(unaudited)

CONSOLIDATED STATEMENT OF INCOME
	Three Months Ended June 30,		Six Months Ended June 30,
REVENUES AND OTHER INCOME	2025	2024	2025	2024
Sales and other operating revenues	$44,375	$49,574	$90,476	$96,154
Income (loss) from equity affiliates	536	1,206	1,356	2,647
Other income (loss)	(89)	401	600	1,096
Total Revenues and Other Income	44,822	51,181	92,432	99,897
COSTS AND OTHER DEDUCTIONS
Purchased crude oil and products	26,858	30,867	55,468	58,608
Operating expenses (1)	7,646	7,710	15,286	15,301
Exploration expenses	252	263	439	392
Depreciation, depletion and amortization	4,344	4,004	8,467	8,095
Taxes other than on income	1,301	1,188	2,556	2,312
Interest and debt expense	274	113	486	231
Total Costs and Other Deductions	40,675	44,145	82,702	84,939
Income (Loss) Before Income Tax Expense	4,147	7,036	9,730	14,958
Income tax expense (benefit)	1,632	2,593	3,703	4,964
Net Income (Loss)	2,515	4,443	6,027	9,994
Less: Net income (loss) attributable to noncontrolling interests	25	9	37	59
NET INCOME (LOSS) ATTRIBUTABLE TO CHEVRON CORPORATION	$2,490	$4,434	$5,990	$9,935

(1) Includes operating expense, selling, general and administrative expense, and other components of net periodic benefit costs.

PER SHARE OF COMMON STOCK
Net Income (Loss) Attributable to Chevron Corporation
- Basic	$1.45	$2.43	$3.46	$5.42
- Diluted	$1.45	$2.43	$3.45	$5.40
Weighted Average Number of Shares Outstanding (000's)
- Basic	1,719,184	1,825,842	1,731,836	1,834,110
- Diluted	1,724,397	1,833,431	1,737,844	1,841,274

Note: Shares outstanding (excluding 14 million associated with Chevron’s Benefit Plan Trust) were 1,714 million and 1,755 million at June 30, 2025, and December 31, 2024, respectively.

EARNINGS BY MAJOR OPERATING AREA	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Upstream
United States	$1,418	$2,161	$3,276	$4,236
International	1,309	2,309	3,209	5,473
Total Upstream	2,727	4,470	6,485	9,709
Downstream
United States	404	280	507	733
International	333	317	555	647
Total Downstream	737	597	1,062	1,380
All Other	(974)	(633)	(1,557)	(1,154)
NET INCOME (LOSS) ATTRIBUTABLE TO CHEVRON CORPORATION	$2,490	$4,434	$5,990	$9,935

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CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 2
(Millions of Dollars)
(unaudited)

SELECTED BALANCE SHEET ACCOUNT DATA (Preliminary)	June 30, 2025	December 31, 2024
Cash and cash equivalents	$4,061	$6,781
Time deposits	$5	$4
Total assets	$250,820	$256,938
Total debt	$29,467	$24,541
Total Chevron Corporation stockholders’ equity	$146,417	$152,318
Noncontrolling interests	$841	$839

SELECTED FINANCIAL RATIOS
Total debt plus total stockholders’ equity	$175,884	$176,859
Debt ratio (Total debt / Total debt plus stockholders’ equity)	16.8%	13.9%

Net debt (Total debt less cash and cash equivalents, time deposits and marketable securities)	$25,401	$17,756
Net debt plus total stockholders’ equity	$171,818	$170,074
Net debt ratio (Net debt / Net debt plus total stockholders’ equity)	14.8%	10.4%

RETURN ON CAPITAL EMPLOYED (ROCE)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total reported earnings	$2,490	$4,434	$5,990	$9,935
Noncontrolling interest	25	9	37	59
Interest expense (A/T)	250	103	442	212
ROCE earnings	2,765	4,546	6,469	10,206
Annualized ROCE earnings	11,060	18,184	12,938	20,412
Average capital employed (1)	178,243	183,469	177,212	183,106
ROCE	6.2%	9.9%	7.3%	11.1%
(1) Capital employed is the sum of Chevron Corporation stockholders’ equity, total debt and noncontrolling interest. Average capital employed is computed by averaging the sum of capital employed at the beginning and the end of the period.

	Three Months Ended June 30,		Six Months Ended June 30,
CAPEX BY SEGMENT	2025	2024	2025	2024
United States
Upstream	$2,281	$2,347	$4,826	$4,777
Downstream	154	338	309	767
Other	111	109	174	181
Total United States	2,546	2,794	5,309	5,725

International
Upstream	1,112	1,121	2,235	2,250
Downstream	40	49	67	77
Other	14	2	28	3
Total International	1,166	1,172	2,330	2,330
CAPEX	$3,712	$3,966	$7,639	$8,055

AFFILIATE CAPEX (not included above)
Upstream	$173	$382	$379	$781
Downstream	269	244	551	468
AFFILIATE CAPEX	$442	$626	$930	$1,249

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CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 3
(Billions of Dollars)
(unaudited)

SUMMARIZED STATEMENT OF CASH FLOWS (Preliminary) (1)	Three Months Ended June 30,		Six Months Ended June 30,

OPERATING ACTIVITIES	2025	2024	2025	2024
Net Income (Loss)	$2.5	$4.4	$6.0	$10.0
Adjustments
Depreciation, depletion and amortization	4.3	4.0	8.5	8.1
Distributions more (less) than income from equity affiliates	0.9	0.1	1.2	(0.6)
Loss (gain) on asset retirements and sales	(0.3)	—	(0.3)	—
Net foreign currency effects	0.3	0.1	0.5	(0.1)
Deferred income tax provision	—	0.5	0.5	1.1
Net decrease (increase) in operating working capital	0.3	(2.4)	(2.1)	(3.6)
Other operating activity	0.4	(0.3)	(0.5)	(1.8)
Net Cash Provided by Operating Activities	$8.6	$6.3	$13.8	$13.1

INVESTING ACTIVITIES
Acquisition of Hess Corporation common stock	—	—	(2.2)	—
Capital expenditures (Capex)	(3.7)	(4.0)	(7.6)	(8.1)
Proceeds and deposits related to asset sales and returns of investment	0.4	0.1	1.0	0.2
Net repayment (borrowing) of loans by equity affiliates	(0.1)	(0.1)	(0.2)	(0.1)
Other investing activity	—	—	—	—
Net Cash Provided by (Used for) Investing Activities	$(3.4)	$(4.0)	$(9.1)	$(7.9)

FINANCING ACTIVITIES
Net change in debt	(0.3)	1.3	4.7	2.4
Cash dividends — common stock	(2.9)	(3.0)	(5.9)	(6.0)
Shares issued for share-based compensation	—	0.1	0.2	0.2
Shares repurchased (2)	(2.7)	(3.0)	(6.7)	(6.0)
Distributions to noncontrolling interests	—	—	—	—
Net Cash Provided by (Used for) Financing Activities	$(6.0)	$(4.6)	$(7.6)	$(9.4)

EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	0.1	—	—	(0.1)
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$(0.8)	$(2.2)	$(2.9)	$(4.3)

RECONCILIATION OF NON-GAAP MEASURES (1)
Net Cash Provided by Operating Activities	$8.6	$6.3	$13.8	$13.1
Less: Net decrease (increase) in operating working capital	0.3	(2.4)	(2.1)	(3.6)
Cash Flow from Operations Excluding Working Capital	$8.3	$8.7	$15.9	$16.7

Net Cash Provided by Operating Activities	$8.6	$6.3	$13.8	$13.1
Less: Capital expenditures	3.7	4.0	7.6	8.1
Free Cash Flow	$4.9	$2.3	$6.1	$5.1
Less: Net decrease (increase) in operating working capital	0.3	(2.4)	(2.1)	(3.6)
Plus: Proceeds and deposits related to asset sales and returns of capital	0.4	0.1	1.0	0.2
Plus: Net repayment (borrowing) of loans by equity affiliates	(0.1)	(0.1)	(0.2)	(0.1)
Adjusted Free Cash Flow	$4.9	$4.8	$9.1	$8.7
(1) Totals may not match sum of parts due to presentation in billions.
(2) Three months and six months ended June 30, 2025 includes $146 million of excise tax payments for 2024 shares repurchases.

-MORE-

CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 4
(Millions of Dollars)
(unaudited)

RECONCILIATION OF NON-GAAP MEASURES
	Three Months Ended June 30, 2025			Three Months Ended June 30, 2024			Six Months Ended June 30, 2025			Six Months Ended June 30, 2024
REPORTED EARNINGS	Pre-Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax

U.S. Upstream			$1,418			$2,161			$3,276			$4,236
Int'l Upstream			1,309			2,309			3,209			5,473
U.S. Downstream			404			280			507			733
Int'l Downstream			333			317			555			647
All Other			(974)			(633)			(1,557)			(1,154)
Net Income (Loss) Attributable to Chevron Corporation			$2,490			$4,434			$5,990			$9,935

SPECIAL ITEMS
U.S. Upstream
Asset sale gains	$172	$(57)	$115	$—	$—	$—	$172	$(57)	$115	$—	$—	$—
Legal reserves	$—	$—	$—	$—	$—	$—	(130)	—	(130)	—	—	—
Int'l Upstream
Tax items	—	—	—	—	—	—	—	(55)	(55)	—	—	—
U.S. Downstream
Legal reserves	—	—	—	—	—	—	(226)	56	(170)	—	—	—
All Other
Pension settlement costs	(71)	16	(55)	—	—	—	(71)	16	(55)	—	—	—
Fair value adjustment of Hess common stock	(327)	52	(275)	—	—	—	(95)	—	(95)	—	—	—

Total Special Items	$(226)	$11	$(215)	$—	$—	$—	$(350)	$(40)	$(390)	$—	$—	$—

FOREIGN CURRENCY EFFECTS
Int'l Upstream			$(236)			$(237)			$(372)			$(215)
Int'l Downstream			(102)			(1)			(99)			55
All Other			(10)			(5)			(15)			2
Total Foreign Currency Effects			$(348)			$(243)			$(486)			$(158)

ADJUSTED EARNINGS/(LOSS) (1)
U.S. Upstream			$1,303			$2,161			$3,291			$4,236
Int'l Upstream			1,545			2,546			3,636			5,688
U.S. Downstream			404			280			677			733
Int'l Downstream			435			318			654			592
All Other			(634)			(628)			(1,392)			(1,156)
Total Adjusted Earnings/(Loss)			$3,053			$4,677			$6,866			$10,093

Total Adjusted Earnings/(Loss) per share			$1.77			$2.55			$3.95			$5.48

(1) Adjusted Earnings/(Loss) is defined as Net Income (loss) attributable to Chevron Corporation excluding special items and foreign currency effects.